Exhibit 3.2

ROSS MILLER
Secretary of State                                        Document Number
254 North Carson Street, Suite 1                          20120178559-60
Carson City, Nevada 89701-4299                            Filing Date and Time
(776) 684 5708                                            03/14/2012 8:00 AM
Website: www.nvsos.gov                                    Entity#
                                                          E0397372007-2

                                                          Filed in the office of
                                                          /s/ Ross Miller
CERTIFICATE OF CHANGE PURSUANT                            Ross Miller
      TO NRS 78.209                                       Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.   Name of corporation:

     ERE Management, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     300,000,000 shares of common stock, par value $0.0001 per share. 25,000.000 shares of "blank check" preferred stock, par value $0.0001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     300,000,000 shares of common stock, par value $0.0001 per share. 25.000,000 shares of "blank check" preferred stock, par value $0.0001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     Thirty (30) shares of common stock, par value $0.0001 per share, shall be issued after the change in exchange for each issued share of common stock, par value $0,001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     Fractional shares of common stock, par value $0.001 per share, shall be rounded up to the nearest whole share of common stock, par value $0.001 per share.

7.   Effective date of filing (optional):
                 (must not be later than 90 days after the certificate is filed)

8.   Signature: (required)


     X /s/ Joselito Christopher G. Imperial                     President
     --------------------------------------                     ---------
     Signature of Officer                                         Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.